AMENDMENT NO. 11 AND TWELFTH WAIVER UNDER CREDIT AGREEMENT


               AMENDMENT NO. 11 AND TWELFTH WAIVER (this "AMENDMENT"), dated as of July 6, 2000, to and under the Credit Agreement, dated as of March 30, 1998 (as heretofore amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"), among SUNBEAM CORPORATION (the "PARENT"), the SUBSIDIARY BORROWER referred to therein, the LENDERS party thereto, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, BANK OF AMERICA, N.A., as Documentation Agent, and FIRST UNION NATIONAL BANK, as Administrative Agent.

                           W I T N E S S E T H :

               WHEREAS, the Parent, the Subsidiary Borrower, the Lenders and the Agents are parties to the Credit Agreement;

               WHEREAS, the Parent has advised the Administrative Agent and the Lenders that the Parent proposes to pursue an "exchange offer" with respect to the Subordinated Notes by offering to issue to the holders thereof a combination of shares of common stock of the Parent and senior secured subordinated Indebtedness of the Parent;

               WHEREAS, in order to permit consummation of the "exchange offer" the Parent has requested that the Lenders agree to amend Section
6.01 (Indebtedness) and Section 6.02 (Liens) of the Credit Agreement and waive Section 6.06 (Restricted Payments; Voluntary Payments) and Section
6.08 (Restrictive Agreements) of the Credit Agreement; and

               WHEREAS, the Administrative Agent and the Lenders are willing to agree to such requested amendments and waivers, but only upon the terms and conditions of this Amendment;

               NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

               SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement (after giving effect to this Amendment) has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement after giving effect to this Amendment. Except as herein specifically amended or waived hereby, all terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and shall be performed by the parties thereto according to such terms and provisions. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Credit Agreement or any other Loan Document or indicate the Lenders' willingness to consent to any other modification, amendment or waiver of the Credit Agreement or any other Loan Document.

               SECTION 2. Defined Terms. Section 1.01 of the Credit Agreement is amended:

               (a) to amend the definition of "CHANGE IN CONTROL": (i) to delete the word "or" immediately after clause (d) in such definition, and (ii) to add immediately before the period at the end of such definition the following "; or (e) the occurrence of a "Change of Control" (as defined in the Senior Indenture)";

               (b) to delete in its entirety the defined term "LOAN DOCUMENTS" in such Section; and

               (c) to add in their appropriate alphabetical order in such Section the following defined terms:

               "AMENDMENT NO. 11" means Amendment No. 11 and Twelfth Waiver, dated as of July 6, 2000, to and under this Agreement.

               "EXCHANGE OFFER" means the exchange offer by the Parent, pursuant to the Offering Circular prepared by the Parent and the related Letter of Transmittal , to each holder of the Subordinated Notes to accept approximately 17 shares of common stock of the Parent and $150 original principal amount of the Senior Subordinated Notes for each $1,000 principal amount at maturity of the Subordinated Notes validly tendered and not withdrawn by such holder in accordance with the terms and conditions of such exchange offer.

               "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, in the form attached as Exhibit A to Amendment No. 11, to be executed and delivered by the trustee under the Senior Indenture and the Administrative Agent, in respect of the Liens permitted under Section 6.02(h), as amended from time to time in accordance with the terms thereof.

               "LOAN DOCUMENTS" means this Agreement, the Letters of Credit, the Subsidiary Guarantees, the Collateral Documents, the Registration Rights Agreement and the Subsidiary Borrowing Agreement executed by Coleman pursuant to Section 2.19.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, in the form attached as Exhibit B to Amendment No. 11, to be executed and delivered by the Parent and the Lenders, in respect of the capital stock of the Parent to be issued to the Lenders pursuant to Amendment No. 11, as amended from time to time in accordance with the terms thereof.

               "SENIOR INDENTURE" means the Indenture, in the form attached as Exhibit C to Amendment No. 11, to be executed and delivered by the Parent and the trustee thereunder, in respect of the Senior Subordinated Notes, as amended from time to time in accordance with
        Section 6.09.

               "SENIOR SUBORDINATED NOTES" means the 11% Senior Secured Subordinated Notes Due 2011 issued by the Parent pursuant to the Senior Indenture.".

               SECTION 3. Affirmative Covenants. Section 5 of the Credit Agreement is hereby amended by adding a new Section 5.15 at the end of such Section as follows:

               "SECTION 5.15. Preferred Stock. If shares of preferred stock are issued to the Lenders on account of the risk adjustment fee payable pursuant to Amendment No. 11, the Parent shall use its best efforts promptly after the expiration of the Exchange Offer to obtain shareholder approval to exchange such shares of preferred stock for an equivalent number of shares of common stock of the Parent, and the Parent shall make such exchange promptly after obtaining such approval.".

               SECTION 4. Indebtedness. Section 6.01 of the Credit Agreement is amended:

               (a) to delete the word "and" immediately after paragraph (g) in such Section;

               (b) to replace the period at the end of paragraph (h) of such Section with "; and"; and

               (c) to add the following new paragraph (i) at the end of such Section:

                      "(i) Indebtedness of the Parent under the Senior
               Indenture and evidenced by the Senior Subordinated Notes, provided that (i) the principal amount of such Indebtedness at the date of issuance thereof pursuant to the Senior Indenture shall not exceed $150 for each $1,000 principal amount at maturity of the Subordinated Notes validly tendered and not withdrawn pursuant to the Exchange Offer ($173 at maturity for each such $1,000) and (ii) such Indebtedness shall be subordinated, in the manner and to the extent set forth in the Senior Indenture, to the Obligations.".

               SECTION 5. Liens. Section 6.02 of the Credit Agreement is amended:

               (a) to delete the word "and" immediately after paragraph (f) in such Section;

               (b) to replace the period at the end of paragraph (g) of such Section with "; and"; and

               (c) to add the following new paragraph (h) at the end of such Section:

                      "(h) Liens on the capital stock of Laser Acquisition
               Corp., Sunbeam Americas Holdings, Ltd. and DDG I, Inc. (including Liens on proceeds thereof consisting of cash or equity interests) to secure Indebtedness permitted under
               Section 6.01(i), provided that such Liens shall be (i) granted by the Parent pursuant to a junior pledge and security agreement in the form attached as Exhibit E to Amendment No. 11 and (ii) subordinated, in the manner and to the extent set forth in the Intercreditor Agreement and the Senior Indenture, to the Liens on such capital stock granted by the Parent pursuant to the Parent Pledge and Security Agreement.".

               SECTION 6. Restricted Payments; Voluntary Payments. Paragraph (b) of Section 6.06 of the Credit Agreement is amended by adding the phrase "the Senior Subordinated Notes or" immediately after the phrase "(including, without limitation," contained in such paragraph.

               SECTION 7. Modification of Certain Documents. Paragraph (a) of Section 6.09 of the Credit Agreement is amended by replacing the phrase "or the Indenture or any other agreement or instrument governing the terms of the Subordinated Notes or of any other Indebtedness" in clause (ii) of such paragraph with the phrase "or the Senior Indenture, the Indenture or any other agreement or instrument governing the terms of the Senior Subordinated Notes, the Subordinated Notes or of any other Indebtedness".

               SECTION 8. Waiver. The Lenders hereby waive Section 6.06 (Restricted Payments; Voluntary Payments) and Section 6.08 (Restrictive Agreements) of the Credit Agreement, but solely to the extent necessary to permit the Parent to consummate the Exchange Offer, provided that the foregoing waiver is subject to the following terms and conditions: (a) at the time of commencement of the Exchange Offer no Default or Event of Default shall have occurred and be continuing or would result therefrom,
(b) the issuance of the common stock of the Parent pursuant to the Exchange Offer is not subject to shareholder approval, (c) the Exchange Offer is commenced within 180 days after the Amendment Effective Date (as defined in Section 13 below), (d) the Indebtedness to be issued pursuant to the Exchange Offer (i) shall not exceed the amount permitted under Section 6.01(i) of the Credit Agreement (after giving effect to this Amendment),
(ii) shall be governed by an Indenture in the form attached hereto as Exhibit C and (iii) shall be secured only by the junior Liens permitted under Section 6.02(h) of the Credit Agreement (after giving effect to this Amendment), which Liens shall be (A) granted by the Parent pursuant to a junior pledge and security agreement in the form attached hereto as Exhibit E and (B) subordinated, pursuant to an Intercreditor Agreement in the form attached hereto as Exhibit A, to the Liens granted by the Parent pursuant to the Parent Pledge and Security Agreement and (e) the Parent shall pay to the Lenders the risk adjustment fee set forth in Section 9 below within five Business Days after the expiration of the Exchange Offer and, on or before such date, the Parent shall (i) execute and deliver a Registration Rights Agreement in the form attached hereto as Exhibit B with respect to the shares of common stock (and preferred stock, if applicable) to be issued to the Lenders pursuant to Section 9 below, (ii) certify to the Lenders in a certificate of a Financial Officer that the representations and warranties set forth in Section 12(b) below are true and correct at and as of the date of issuance of such shares of stock of the Parent and (iii) cause to be delivered to the Administrative Agent a favorable written opinion (addressed to the Administrative Agent and the Lenders) of counsel to the Parent, together with certificates and resolutions, covering such matters relating to the Parent and the capital stock of the Parent to be issued to the Lenders pursuant to Section 9 below as the Required Lenders shall reasonably request.

               SECTION 9. Risk Adjustment Fee; Registration Rights. In consideration of the amendments and waivers set forth in this Amendment, the Parent shall pay to the Lenders, pro rata based upon their respective Commitments, a risk adjustment fee payable in shares of the common stock of the Parent within five Business Days after the expiration of the Exchange Offer as follows: a minimum of 2,500,000 shares of common stock of the Parent if any Senior Subordinated Notes are issued pursuant to the Exchange Offer, which number of shares shall increase on a straight line basis to a maximum of 4,500,000 shares of common stock of the Parent for each $1,000 (i.e., increase 14.545 shares per $1,000) original principal amount of Senior Subordinated Notes issued pursuant to the Exchange Offer in excess of $162,500,000, provided that if the aggregate number of shares of common stock to be issued to the Lenders would exceed the number of such shares which could at such time be issued to the Lenders without requiring shareholder approval under the applicable rules of the New York Stock Exchange, the Parent shall issue to the Lenders the number of shares of common stock of the Parent that could then be issued in compliance with such rules, together with shares of preferred stock of the Parent equal to the amount of such excess. Any shares of preferred stock issued to the Lenders shall have the terms set forth in the Certificate of Designation of Preferred Stock attached hereto as Exhibit D.

               SECTION 10. Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 11. Counterparts. This Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               SECTION 12. Representations and Warranties; No Default. (a) After giving effect to this Amendment, the Parent and the Subsidiary Borrower (to the extent applicable to it thereunder) hereby represent and warrant that all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date) and that no Default or Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment or the consummation of the transactions contemplated hereby.

               (b) As of the date of issuance to the Lenders of the shares of capital stock of the Parent pursuant to Section 9 above, the Parent shall represent and warrant to each Lender that (i) the Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) the Parent has the corporate power and authority to issue such shares, (iii) the issuance of such shares has been duly authorized by all necessary corporate action and does not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any Lien upon the Parent's assets pursuant to, any law, rule, regulation or contractual obligation binding upon the Parent and (iv) when such shares have been issued by the Parent they will be duly authorized, validly issued, fully paid and nonassessable shares of the common stock and preferred stock, as applicable, of the Parent with no personal liability attaching to the ownership thereof.

               SECTION 13. Effectiveness. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") on which:

               (a) the Administrative Agent shall have received from each of the Parent, the Subsidiary Borrower and the Lenders, a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

               (b) the Required Lenders shall be satisfied (and by their execution hereof, the Lenders hereby confirm that such Lenders are satisfied) that each of the following documents (including after giving effect to any nonmaterial modifications thereof which do not change in any manner the terms of the Senior Subordinated Notes) are in form and substance satisfactory to such Lenders: (i) the Intercreditor Agreement, in the form attached to this Amendment as Exhibit A, (ii) the Registration Rights Agreement, in the form attached to this Amendment as Exhibit B,
(iii) the Senior Indenture, in the form attached to this Amendment as Exhibit C, (iv) the Certificate of Designation of Preferred Stock of the Parent, in the form attached to this Amendment as Exhibit D and (v) the junior pledge and security agreement, in the form attached to this Amendment as Exhibit E (each such Exhibit shall be deemed amended to give effect to any such nonmaterial modification); and

               (c) the Administrative Agent shall have received payment of all fees and other amounts due and payable pursuant to the Credit Agreement, including reimbursement or payment of all out-of-pocket expenses of the Administrative Agent and the Lenders invoiced to the Parent and required to be reimbursed or paid by the Parent under the Credit Agreement.


               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                         SUNBEAM CORPORATION


                                         By /s/ Jerry W. Levin
                                            ----------------------------------
                                            Name: Jerry W. Levin
                                            Title: Chairman, President and
                                                   Chief Executive Officer


                                         THE COLEMAN COMPANY, INC.


                                         By /s/ Jerry W. Levin
                                            ----------------------------------
                                            Name: Jerry W. Levin
                                            Title: Chairman, President and
                                                   Chief Executive Officer


                                         MORGAN STANLEY SENIOR FUNDING, INC.,
                                           individually and as Syndication Agent


                                         By /s/ Simon Rankin
                                            ----------------------------------
                                            Name: Simon Rankin
                                            Title:  Vice President


                                         BANK OF AMERICA, N.A.,
                                           individually and as Documentation
                                           Agent


                                         By /s/ H.G. Wheelock
                                            ----------------------------------
                                            Name:  H.G. Wheelock
                                            Title:  Managing Director

                                         FIRST UNION NATIONAL BANK,
                                           individually and as Administrative
                                           Agent


                                         By /s/ Thomas M. Molitor
                                            ----------------------------------
                                            Name: Thomas M. Molitor
                                            Title:  Senior Vice President




                                                                 EXHIBIT A


                         [INTERCREDITOR AGREEMENT]1



-------------------
1 Omitted - Filed as Exhibit (d)(2) to the Tender Offer Statement on Schedule TO of Sunbeam Corporation.




                                                                 EXHIBIT B


                      [REGISTRATION RIGHTS AGREEMENT]2



-------------------
2 Omitted - Filed as Exhibit (d)(4) to the Tender Offer Statement on Schedule TO of Sunbeam Corporation.




                                                                 EXHIBIT C


                            [SENIOR INDENTURE]3



-------------------
3 Omitted - Filed as Exhibit (d)(1) to the Tender Offer Statement on Schedule TO of Sunbeam Corporation.




                                                                 EXHIBIT D


              [CERTIFICATE OF DESIGNATION OF PREFERRED STOCK]4



-------------------
4 Omitted - Filed as Exhibit (d)(5) to the Tender Offer Statement on Schedule TO of Sunbeam Corporation.




                                                                 EXHIBIT E


                  [JUNIOR PLEDGE AND SECURITY AGREEMENT]5



-------------------
5 Omitted - Filed as Exhibit (d)(3) to the Tender Offer Statement on Schedule TO of Sunbeam Corporation.